Exhibit 99.1

GameStop Announces $500 Million Share & Debt Repurchase Program

GRAPEVINE, Texas--(BUSINESS WIRE)--September 15, 2010--GameStop Corp. (NYSE: GME), the world’s largest video game and entertainment software retailer, today announced that its Board of Directors has authorized $500 million in additional repurchase funds. $300 million of the additional funds will be used in the company’s share repurchase plan and $200 million will be used to retire the company’s Senior Notes. This program is incremental to the initial $300 million stock repurchase plan announced in January 2010 and completed in the company’s second fiscal quarter of 2010.

J. Paul Raines, Chief Executive Officer, stated, “We are pleased that the Board authorized this additional buyback in 2010 as the next phase in our long-term plan to increase total shareholder return. We have confidence in the business to continue delivering consistent cash flow, which gives us the ability to invest in our core business, digital initiatives and enhance shareholder value.”

Rob Lloyd, Chief Financial Officer, added, “This buyback emphasizes GameStop’s on-going commitment to increase shareholder returns and supports the company’s goal to increase return on invested capital (ROIC) by 400 basis points over the next four years.”

Under the program, GameStop may purchase debt or shares through open market purchases, debt calls or privately negotiated transactions in compliance with SEC regulations and other legal requirements. The timing and actual amount of debt or shares repurchased will depend on several factors including price, capital availability and other market conditions. This repurchase program does not have any specific limitations and may be suspended or terminated at any time.

About GameStop

Headquartered in Grapevine, TX, GameStop Corp., a Fortune 500 and S&P 500 company, is the world's largest video game and entertainment software retailer. The company operates 6,549 retail stores in 17 countries worldwide. The company also operates e-commerce sites, including GameStop.com, and publishes Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestopcorp.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for fiscal 2010, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including console hardware; the timing of release of video game titles for next generation consoles; the risks associated with expanded international operations and the integration of acquisitions; the impact of increased competition and changing technology, including alternative methods of distribution, in the video game industry; and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended January 30, 2010 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.gamestop.com.

CONTACT:
Media Contact:
Chris Olivera
Vice President,
Corporate Communications
GameStop Corp.
(817) 424-2130
or
Investor Contact:
Matt Hodges
Director,
Investor Relations
GameStop Corp.
(817) 424-2130